Exhibit 3.18
KAO LOGISTICS, INC.
BY-LAWS

ARTICLE I
OFFICES
Section 1.    This corporation having designated a Commercial Registered Office Provider, the county for venue and official publication purposes is Dauphin County, Pennsylvania.
Section 2.    The corporation may have offices at such places both within and without the Commonwealth of Pennsylvania as the board of directors may from time to time determine or the business of the corporation may require.
ARTICLE II
MEETINGS OF SHAREHOLDERS
Section 1.    All meetings of the shareholders shall be held at such place within or without the Commonwealth, as may be from time to time fixed or determined by the board of directors. One or more shareholders may participate in a meeting of the shareholders by means of conference telephone or other electronic means, including, without limitation, the Internet.
Section 2.    An annual meeting of the shareholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which the stockholders shall elect directors by a plurality vote, and transact such other business as may properly be brought before the meeting.
Section 3.    Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called at any time by the secretary, or a majority of the board of directors, or by shareholders entitled to cast at least twenty percent of the votes that all shareholders are entitled to cast at the particular meeting, upon written request delivered to the secretary of the corporation. Such request shall state the general nature of the business to be transacted at the proposed meeting. Upon receipt of any such request, it shall be the duty of the secretary to fix the time of the meeting which, if the meeting is called pursuant to a statutory right, shall be held not more than sixty days after the receipt of the request. If the secretary shall neglect to fix the time of the meeting, the person or persons calling the meeting may do so.
Section 4.    Written notice of every meeting of the shareholders shall be given by or at the direction of the secretary or other authorized person to each shareholder entitled to vote thereat at least five days prior to the meeting, unless a greater period of notice is required by law. If the secretary or other authorized person neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so.
the corporation shall make a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof except that, if the corporation has five thousand or more shareholders, in lieu of the making of the list, the corporation may make the information therein available at the meeting by any other means.
Section 6.    Business transacted at all special meetings of shareholders shall be limited to the purposes stated in the notice, provided that whenever the language of a proposed resolution is included in the notice, the meeting considering the resolution may without further notice adopt it with such clarifying or other amendments as do not enlarge its original purpose.
Section 7.    There shall be a presiding officer at every meeting of the shareholders, to be appointed by the directors. The presiding officer shall determine the order of business and have authority to establish rules for the conduct of the meeting. Any action by the presiding officer in adopting rules for, and in conducting a meeting shall be fair to the shareholders. The presiding officer shall announce at the meeting when the polls close for each matter voted upon. If no announcement is made, the polls shall be deemed to have closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes, nor any revocations or changes thereto, may be accepted.
Section 8.    The holders of a majority of the issued and outstanding shares entitled to vote, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or by the articles of incorporation or by these by-laws. If, however, any meeting of shareholders cannot be organized because a quorum has not attended, the shareholders entitled to vote thereat, present in person or by proxy, shall have power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of directors, such meeting may be adjourned only from day to day or for such longer periods not exceeding fifteen days each as the holders of a majority of the shares present in person or by proxy shall direct. Those shareholders entitled to vote who attend a meeting called for the election of directors that has been previously adjourned for lack of a quorum, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.
Those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least fifteen days because of an absence of a quorum, although less than a quorum, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter. At any adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.
Section 9.    Except as otherwise provided by law or by these by-laws whenever any corporate action is to be taken by vote of the shareholders, it shall be authorized upon receiving the affirmative, vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class.
Section 10.    Unless otherwise provided in the articles, every shareholder shall be entitled to one vote for every share standing in the shareholder’s name on the books of the corporation. The articles may restrict the number of votes that a single holder or beneficial owner, or such a group of holders or owners, of shares of any class or series may directly or indirectly cast in the aggregate for the election of directors or on any other matter coming before the shareholders on the basis of any facts or circumstances that are not manifestly unreasonable and as otherwise provided by law. A shareholder may vote in person or by proxy authorized in accordance with law.
Section 11.    In advance of any meeting of shareholders, the board of directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election be not so appointed, the presiding officer of any such meeting may and, on the request of any shareholder or his or her proxy, shall make such appointment at the meeting. The number of judges shall be one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one or three judges are to be appointed. No person who is a candidate for office shall act as a judge. The judges of election shall do all such acts as may be proper to conduct the election or vote with fairness to all shareholders, and shall make a written report of any matter determined by them and execute a certificate of any fact found by them, if requested by the chairman of the meeting or any shareholder or his or her proxy. If there be three judges of election, the decision, act or certificate of a majority shall be effected in all respects as the decision, act or certificate of all.
Section 12.    Any action required or permitted to be taken at a meeting of the shareholders or of a class of the shareholders may be taken without a meeting, and without notice, if prior to or subsequent to the action, a consent or consents thereto by all of the shareholders who would have been entitled to vote at a meeting for such purpose shall be filed with the secretary of the corporation.
Any action required or permitted to be taken at a meeting of the shareholders or of a class of the shareholders may be taken without a meeting, and without notice, upon the consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which, all shareholders entitled to vote thereon were present and voting. The consents shall be filed with the secretary of the corporation. Such action shall not become effective until after at least ten days’ notice of such action shall have been given to each shareholder of record entitled to vote thereon who has not consented thereto.
ARTICLE III
DIRECTORS
Section 1.    The number of directors may be fixed from time to time by resolution of the stockholders of the corporation. The initial number of directors which shall constitute the Board of Directors shall be one. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 2 of this article, and each director shall hold office until his or her successor is elected and qualified. Directors need not be shareholders.
Section 2.    Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority of the remaining number of the board, though less than a quorum and each person so elected shall be a director to serve for the balance of the unexpired term.
Section 3.    The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these by-laws directed or required to be exercised and done by the shareholders.
MEETINGS OF THE BOARD OF DIRECTORS
Section 4.    The board of directors of the corporation may hold meetings, both regular and special, either within or without the Commonwealth of Pennsylvania.
One or more directors may participate in a meeting of the board by means of conference telephone or other electronic technology by means of which all persons participating in the meeting can hear each other.
Section 5.    The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the shareholders at the meeting at which such directors were elected and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a majority of the whole board shall be present. In the event of the failure of the shareholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for such meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.
Section 6.    Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of at least a majority of the board at a duly convened meeting, or by unanimous written consent.
Section 7.    Special meetings of the board may be called by the secretary on one days’ notice to each director, either personally or by mail or by telegram; special meetings shall be called by the secretary in like manner and on like notice on the written request of two directors.
Section 8.    At all meetings of the board a majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the board of directors, except as may be otherwise specifically provided by statute or by the articles of incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 9.    Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting, and without notice, if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office is filed with the secretary of the corporation.
COMMITTEES
Section 10.    The board of directors may, by resolution adopted by a majority of the whole board, establish one or more committees consisting of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee to the extent provided in such resolution or in these by-laws, shall have and exercise all of the powers and authority of the board of directors in the management of the business and affairs of the corporation except as otherwise restricted by law. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. A committees shall keep regular minutes of the proceedings and report the same to the board when required.
REMOVAL OF DIRECTORS
Section 11.    Unless otherwise restricted by the certificate of incorporation or by law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

ARTICLE IV
NOTICES
Section 1.    Notices to directors and shareholders shall be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or courier service, charges prepaid, to his or her postal address appearing on the books of the corporation or, in the case of directors, supplied by him or her to the corporation for the purpose of notice. Notice in the manner set forth above shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a courier service for delivery to that person. However, if this corporation is not a closely held corporation and notice of any regular or special meeting of the shareholders (or any other notice required to be given to all shareholders or to all holders of a class or series of shares) is sent by mail at least twenty days prior to the day named for the meeting or any corporate or shareholder action specified in the notice, such notice may be sent by any class of postpaid mail.
Notice may also be given by facsimile transmission, e-mail or other electronic communication to the person’s facsimile number or address for e-mail or other electronic communications supplied by him or her to the corporation for the purpose of notice. Such facsimile or electronic notice shall be deemed given to the person entitled thereto when sent.
A notice of meeting shall specify the day and hour and geographic location, if any, of the meeting and any other information required by law. When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board fixes a new record date for the adjourned meeting.
Section 2.    Whenever any written notice is required to be given under the provisions of law or the articles of incorporation or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.
ARTICLE V
OFFICERS
Section 1.    The officers of the corporation shall be chosen by the board of directors and shall be a president, a secretary and a treasurer. The president and secretary shall be natural persons of full age; the treasurer may be a corporation but, if a natural person, shall be of full age. The board of directors may also choose vice-presidents and one or more assistant secretaries and assistant treasurers. Any number of the aforesaid offices may be held by the same person.
Section 2.    The board of directors, immediately after each annual meeting of shareholders, shall elect a president, a secretary and a treasurer who need not be members of the board.
Section 3.    The board of directors may appoint such other officers .and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

Section 4.    The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed with or without cause by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.
THE PRESIDENT
Section 5.    The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.
THE VICE-PRESIDENTS
Section 6.    The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.
THE SECRETARY AND ASSISTANT SECRETARIES
Section 7.    The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the executive committee when required. He or she shall give, or cause to be given, notice of all meetings of the share-holders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he or she shall be. He or she shall keep in safe custody the seal of the corporation and, when authorized by the board of directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his or her signature or by the signature of an assistant secretary.
Section 8.    The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.
THE TREASURER AND ASSISTANT TREASURERS
Section 9.    The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.
Section 10.    He or she shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his or her transactions as treasurer and of the financial condition of the corporation.
Section 11.    , If required by the board of directors, he or she shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his or her office and for the restoration to the corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the corporation.
Section 12.    The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.
ARTICLE VI
CERTIFICATES OF SHARES
Section 1.    The shares of the corporation shall be represented by a certificate or shall be uncertificated if so provided for in these by-laws. Every share certificate shall be signed by the president or vice-president and the secretary or an assistant secretary or the treasurer or an assistant treasurer. Each certificate shall state: (1) that the corporation is incorporated under the laws of the Commonwealth of Pennsylvania; (2) the name of the person to whom issued; and (3) the number and class of shares and the designation of the series, if any, that the certificate represents. If more than one class or series of shares is authorized, the certificate shall set forth upon the face or back of the certificate (or shall state on the face or back of the certificate that the corporation will furnish to any shareholder upon request and without charge) a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the board of directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of shares of the corporation. Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Section 1528 of the Pennsylvania Business Corporation Law of 1988.
Section 2.    Where a certificate is signed by a transfer agent or an assistant transfer agent or a registrar, the signature of any president, vice-president, treasurer, assistant treasurer, secretary or assistant secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.
LOST CERTIFICATES
Section 3.    The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

TRANSFERS OF SHARES
Section 4.    Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
FIXING RECORD DATE
Section 5.    The board of directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than ninety days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the corporation after any record date fixed as provided herein. The board of directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the board fixes a new record date for the adjourned meeting.
REGISTERED SHAREHOLDERS
Section 6.    The corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, and shall not be liable for any registration or transfer of shares which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee of a fiduciary is committing a breach of trust in requesting such registration or transfer, or with knowledge of such facts that its participation therein amounts to bad faith.
ARTICLE VII
GENERAL PROVISIONS
DISTRIBUTIONS
Section 1.    Distributions upon the shares of the corporation, subject to the provisions of the articles of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Distributions may be paid in cash, in property, or in its shares, subject to the provisions of the articles of incorporation.
Section 2.    Before payment of any distributions, there may be set aside out of any funds of the corporation available for distributions such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing distributions, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
CHECKS
Section 3.    All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR
Section 4.    The fiscal year of the corporation shall be fixed by resolution of the board of directors.
SEAL
Section 5.    The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Pennsylvania”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
ARTICLE VIII
AMENDMENTS
Section 1.    These by-laws may be altered, amended or repealed by a majority vote of the shareholders entitled to vote thereon at any regular or special meeting duly convened after notice to the shareholders of that purpose or by a majority vote of the members of the board of directors at any regular or special meeting duly convened after notice to the directors of that purpose, subject always to the power of the shareholders to change such action by the directors and subject to other statutory restrictions.

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